Exhibit 99.1

Kemper Corporation One East Wacker Drive Chicago, IL 60601 kemper.com

Press Release

Kemper Corporation Reports Strong Fourth Quarter and Full Year 2017 Results

◦	Increased Property & Casualty earned premiums by 11 percent, or $44 million in the quarter and 8 percent, or $121 million in the year

◦	Improved nonstandard personal automobile’s underlying combined ratio 4.3 percentage points in the quarter and 9.9 percentage points in the year

◦	Generated investment portfolio pre-tax equivalent annualized book yield of 5.5 percent in the quarter and 5.4 percent in the year

◦	Recognized $7.4 million benefit from the Tax Cuts and Jobs Act of 2017
CHICAGO, February 13, 2018 — Kemper Corporation (NYSE: KMPR) reported net income of $36.9 million, or $0.71 per diluted share, for the fourth quarter of 2017, compared to $31.2 million, or $0.60 per share, for the fourth quarter of 2016. Consolidated net operating income1 was $31.0 million, or $0.60 per diluted share, for the fourth quarter of 2017, compared to $28.8 million, or $0.56 per share, for the fourth quarter of 2016. Net operating results increased primarily from improved underlying performance in the Property & Casualty division and the impact of tax reform, mostly offset by higher catastrophe losses.

	Three Months Ended		Year Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Dec 31, 2017	Dec 31, 2016	Dec 31, 2017	Dec 31, 2016
Consolidated Net Operating Income[1]	$31.0	$28.8	$92.5	$12.4
Income from Continuing Operations	35.9	29.1	119.9	12.7
Net Income	36.9	31.2	120.9	16.8

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income (Loss)	$(33.0)	$(8.2)	$(120.2)	$(74.8)

Diluted Net Income Per Share From:
Consolidated Net Operating Income[1]	$0.60	$0.56	$1.78	$0.25
Continuing Operations	0.69	0.56	2.31	0.25
Net Income	0.71	0.60	2.33	0.33

Impact of Catastrophe Losses and Related LAE on Net Income Per Share	$(0.64)	$(0.16)	$(2.32)	$(1.45)
“Kemper’s solid performance this quarter demonstrates meaningful progress on execution of our strategy to rebuild Kemper and deliver value for our stakeholders,” said Joseph P. Lacher, Jr., Kemper’s President and Chief Executive Officer. “The strength of our nonstandard auto franchise was evident this quarter with earned premium growth of over 20 percent and improved profitability. Though the industry was hard hit by catastrophe losses from the California wildfires in the fourth quarter, the impact was more than offset by our underwriting improvements and solid investment results.”

1Consolidated net operating income is an after-tax, non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for additional information.

Capital
Total Shareholders’ Equity at the end of the year was $2,115.6 million, an increase of $140.4 million, or 7 percent, since year-end 2016. Kemper ended the year with cash and investments at the holding company of $197.3 million, and the $225 million revolving credit agreement was undrawn.
During the fourth quarter of 2017, Kemper paid dividends of $12.4 million, bringing total capital returned to shareholders in 2017 to $49.5 million.
Kemper ended the year with a book value per share of $41.11, up 7 percent from $38.52 at the end of 2016, driven by net income and the impact of lower market yields on the value of our fixed maturity portfolio, partially offset by dividends paid to shareholders. Book value per share excluding net unrealized gains on fixed maturities was $35.57, up 2 percent from $35.00 at the end of 2016, driven by net income, partially offset by dividends paid to shareholders and the tax reform impact on unrealized gains.
Revenues
Total revenues for the fourth quarter of 2017 increased $54.6 million, or 8 percent, to $697.3 million, compared to the fourth quarter of 2016, driven by $47.2 million higher nonstandard personal auto earned premiums. Nonstandard personal auto earned premiums increased from both higher policies in force and higher premium rates. Net investment income increased $2.7 million to $82.6 million in the fourth quarter of 2017, primarily from $1.9 million higher net investment income on the alternative investments portfolio. Net realized investment gains were $7.7 million in the fourth quarter of 2017, compared to $0.4 million last year.
The investment portfolio in total generated a pre-tax equivalent annualized book yield of 5.5 percent for the fourth quarter of 2017, and 5.4 percent for the year, compared to 5.4 percent and 5.1 percent, respectively, in 2016.
Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development, (iv) underlying loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter unless otherwise stated.

	Three Months Ended		Year Ended
(Dollars in Millions) (Unaudited)	Dec 31, 2017	Dec 31, 2016	Dec 31, 2017	Dec 31, 2016
Segment Net Operating Income (Loss):
Property & Casualty Insurance	$2.1	$7.0	$7.8	$(2.9)
Life & Health Insurance	25.3	23.0	90.8	30.3
Total Segment Net Operating Income (Loss)	27.4	30.0	98.6	27.4
Corporate and Other Net Operating Income (Loss)	3.6	(1.2)	(6.1)	(15.0)
Consolidated Net Operating Income	31.0	28.8	92.5	12.4
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	7.4	5.9	36.7	21.5
Net Impairment Losses Recognized in Earnings	(2.5)	(5.6)	(9.3)	(21.2)
Income from Continuing Operations	$35.9	$29.1	$119.9	$12.7

The Property & Casualty Insurance segment reported net operating income of $2.1 million in the fourth quarter of 2017, compared to $7.0 million in 2016. Results decreased primarily from higher catastrophe losses, driven by the California wildfires, partially offset by improved underlying performance and slightly higher net investment income. Catastrophe losses were $33.0 million in the fourth quarter of 2017, compared to $7.6 million last year.
The Property & Casualty Insurance segment’s underlying combined ratio improved 6.3 percentage points to 93.3 percent in the fourth quarter of 2017. The underlying loss ratio improved 3.7 percentage points to 72.2 percent, primarily from improvement in nonstandard personal auto, homeowners and preferred personal auto. Nonstandard auto improved 3.4 percentage points to 79.3 percent in the quarter, as average earned premium outpaced loss cost trends. The homeowners underlying loss ratio improved 7.8 percentage points to 40.3 percent. About half of the improvement was related to adverse current-year development in 2016, that did not recur in 2017. The remaining improvement came from lower frequency and slightly higher average earned premiums, partially offset by higher severity. Preferred personal auto’s underlying loss ratio improved 4.2 percentage points to 76.2 percent, driven by the impact of adverse current-year development in 2016. Excluding current-year development, the preferred personal auto underlying loss ratio increased slightly as higher severity, mostly from liability coverages, overshadowed improved frequency and higher average earned premium.
The Property & Casualty Insurance segment’s expense ratio improved 2.6 percentage points as a larger percentage of earned premiums were generated by the nonstandard auto business, which runs at a lower expense ratio. The larger premium base and cost initiatives also contributed to the improvement.
The Life & Health Insurance segment reported net operating income of $25.3 million for the fourth quarter of 2017, compared to $23.0 million in 2016, primarily from higher net investment income.
The Corporate & Other net operating results improved $4.8 million, primarily from the impacts of tax reform and lower expenses, partially offset by lower net investment income.

Unaudited condensed consolidated statements of operations for the three months and year ended December 31, 2017 and 2016 are presented below.

	Three Months Ended		Year Ended
(Dollars in Millions, Except Per Share Amounts)	Dec 31, 2017	Dec 31, 2016	Dec 31, 2017	Dec 31, 2016
Revenues:
Earned Premiums	$605.9	$561.4	$2,350.0	$2,220.0
Net Investment Income	82.6	79.9	327.2	298.3
Other Income	1.1	1.0	4.0	3.2
Net Realized Gains on Sales of Investments	11.5	9.1	56.5	33.1
Other-than-temporary Impairment Losses:
Total Other-than-temporary Impairment Losses	(3.7)	(8.7)	(14.4)	(33.0)
Portion of Losses Recognized in Other Comprehensive Income	(0.1)	—	0.1	0.3
Net Impairment Losses Recognized in Earnings	(3.8)	(8.7)	(14.3)	(32.7)
Total Revenues	697.3	642.7	2,723.4	2,521.9
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	472.5	418.3	1,837.4	1,780.8
Insurance Expenses	159.1	158.5	644.3	647.3
Interest and Other Expenses	21.5	25.3	80.6	90.3
Total Expenses	653.1	602.1	2,562.3	2,518.4
Income from Continuing Operations before Income Taxes	44.2	40.6	161.1	3.5
Income Tax Benefit (Expense)	(8.3)	(11.5)	(41.2)	9.2
Income from Continuing Operations	35.9	29.1	119.9	12.7
Income from Discontinued Operations	1.0	2.1	1.0	4.1
Net Income	$36.9	$31.2	$120.9	$16.8

Income from Continuing Operations Per Unrestricted Share:
Basic	$0.69	$0.56	$2.32	$0.25
Diluted	$0.69	$0.56	$2.31	$0.25

Net Income Per Unrestricted Share:
Basic	$0.71	$0.60	$2.34	$0.33
Diluted	$0.71	$0.60	$2.33	$0.33

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	51,456.3	51,202.6	51,345.6	51,156.1
Unrestricted Shares and Equivalent Shares - Diluted	51,870.8	51,350.4	51,577.9	51,214.7

Dividends Paid to Shareholders Per Share	$0.24	$0.24	$0.96	$0.96

Unaudited business segment revenues for the three months and year ended December 31, 2017 and 2016 are presented below.

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2017	Dec 31, 2016	Dec 31, 2017	Dec 31, 2016
REVENUES:
Property & Casualty Insurance:
Earned Premiums:
Personal Automobile	$364.3	$317.2	$1,377.1	$1,244.6
Homeowners	65.2	67.7	264.8	271.9
Other Personal	10.5	11.1	42.7	45.0
Total Personal	440.0	396.0	1,684.6	1,561.5
Commercial Automobile	12.9	13.1	51.4	53.3
Total Earned Premiums	452.9	409.1	1,736.0	1,614.8
Net Investment Income	21.8	20.4	94.3	72.4
Other Income	0.2	0.1	1.1	0.5
Total Property & Casualty Insurance	474.9	429.6	1,831.4	1,687.7
Life & Health Insurance:
Earned Premiums:
Life	94.1	95.9	379.7	381.6
Accident and Health	41.1	38.2	161.7	149.4
Property	17.8	18.2	72.6	74.2
Total Earned Premiums	153.0	152.3	614.0	605.2
Net Investment Income	57.7	53.6	221.5	213.2
Other Income	0.7	0.9	2.6	2.8
Total Life & Health Insurance	211.4	206.8	838.1	821.2
Total Segment Revenues	686.3	636.4	2,669.5	2,508.9
Net Realized Gains on Sales of Investments	11.5	9.1	56.5	33.1
Net Impairment Losses Recognized in Earnings	(3.8)	(8.7)	(14.3)	(32.7)
Other	3.3	5.9	11.7	12.6
Total Revenues	$697.3	$642.7	$2,723.4	$2,521.9

KEMPER CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in Millions)

	Dec 31, 2017	Dec 31, 2016
Assets:	(Unaudited)
Investments:
Fixed Maturities at Fair Value	$5,382.7	$5,124.9
Equity Securities at Fair Value	526.0	481.7
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	161.0	175.9
Fair Value Option Investments	77.5	111.4
Short-term Investments at Cost which Approximates Fair Value	235.5	273.7
Other Investments	422.2	439.9
Total Investments	6,804.9	6,607.5
Cash	45.7	115.7
Receivables from Policyholders	366.0	336.5
Other Receivables	194.3	198.6
Deferred Policy Acquisition Costs	365.3	332.0
Goodwill	323.0	323.0
Current Income Tax Assets	6.1	15.5
Deferred Income Tax Assets	—	25.8
Other Assets	270.9	255.9
Total Assets	$8,376.2	$8,210.5
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life and Health	$3,521.0	$3,475.3
Property and Casualty	1,016.8	931.4
Total Insurance Reserves	4,537.8	4,406.7
Unearned Premiums	653.9	618.7
Deferred Income Tax Liabilities	14.8	—
Liabilities for Unrecognized Tax Benefits	8.1	5.1
Long-term Debt, Current and Non-current, at Amortized Cost	592.3	751.6
Accrued Expenses and Other Liabilities	453.7	453.2
Total Liabilities	6,260.6	6,235.3
Shareholders’ Equity:
Common Stock	5.1	5.1
Paid-in Capital	673.1	660.3
Retained Earnings	1,243.0	1,172.8
Accumulated Other Comprehensive Income	194.4	137.0
Total Shareholders’ Equity	2,115.6	1,975.2
Total Liabilities and Shareholders’ Equity	$8,376.2	$8,210.5

Unaudited selected financial information for the Property & Casualty Insurance segment follows.

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2017	Dec 31, 2016	Dec 31, 2017	Dec 31, 2016
Results of Operations
Net Premiums Written	$433.3	$390.1	$1,769.6	$1,620.9

Earned Premiums	$452.9	$409.1	$1,736.0	$1,614.8
Net Investment Income	21.8	20.4	94.3	72.4
Other Income	0.2	0.1	1.1	0.5
Total Revenues	474.9	429.6	1,831.4	1,687.7
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	327.0	310.6	1,251.5	1,223.9
Catastrophe Losses and LAE	50.8	11.7	179.0	109.6
Prior Years:
Non-catastrophe Losses and LAE	1.5	6.2	24.5	4.9
Catastrophe Losses and LAE	(0.6)	(3.0)	(5.0)	(19.2)
Total Incurred Losses and LAE	378.7	325.5	1,450.0	1,319.2
Insurance Expenses	95.4	96.9	382.8	385.7
Operating Income (Loss)	0.8	7.2	(1.4)	(17.2)
Income Tax Benefit (Expense)	1.3	(0.2)	9.2	14.3
Segment Net Operating Income (Loss)	$2.1	$7.0	$7.8	$(2.9)

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	72.2%	75.9%	72.1%	75.8%
Current Year Catastrophe Losses and LAE Ratio	11.2	2.9	10.3	6.8
Prior Years Non-catastrophe Losses and LAE Ratio	0.3	1.5	1.4	0.3
Prior Years Catastrophe Losses and LAE Ratio	(0.1)	(0.7)	(0.3)	(1.2)
Total Incurred Loss and LAE Ratio	83.6	79.6	83.5	81.7
Insurance Expense Ratio	21.1	23.7	22.1	23.9
Combined Ratio	104.7%	103.3%	105.6%	105.6%

Underlying Combined Ratio
Current Year Non-catastrophe Losses and LAE Ratio	72.2%	75.9%	72.1%	75.8%
Insurance Expense Ratio	21.1	23.7	22.1	23.9
Underlying Combined Ratio	93.3%	99.6%	94.2%	99.7%

Non-GAAP Measure Reconciliation
Underlying Combined Ratio	93.3%	99.6%	94.2%	99.7%
Current Year Catastrophe Losses and LAE Ratio	11.2	2.9	10.3	6.8
Prior Years Non-catastrophe Losses and LAE Ratio	0.3	1.5	1.4	0.3
Prior Years Catastrophe Losses and LAE Ratio	(0.1)	(0.7)	(0.3)	(1.2)
Combined Ratio as Reported	104.7%	103.3%	105.6%	105.6%

Unaudited selected financial information for the Life & Health Insurance segment follows.

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2017	Dec 31, 2016	Dec 31, 2017	Dec 31, 2016
Results of Operations
Earned Premiums	$153.0	$152.3	$614.0	$605.2
Net Investment Income	57.7	53.6	221.5	213.2
Other Income	0.7	0.9	2.6	2.8
Total Revenues	211.4	206.8	838.1	821.2
Policyholders’ Benefits and Incurred Losses and LAE	93.8	92.8	387.4	461.6
Insurance Expenses	78.9	78.9	312.2	313.9
Operating Profit	38.7	35.1	138.5	45.7
Income Tax Benefit	(13.4)	(12.1)	(47.7)	(15.4)
Segment Net Operating Income	$25.3	$23.0	$90.8	$30.3
Use of Non-GAAP Financial Measures
Consolidated Net Operating Income
Consolidated Net Operating Income is an after-tax, non-GAAP financial measure computed by excluding from Income from Continuing Operations the after-tax impact of 1) net realized gains on sales of investments, 2) net impairment losses recognized in earnings related to investments, 3) loss from early extinguishment of debt and 4) significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Income from Continuing Operations.
Kemper believes that Consolidated Net Operating Income provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Net realized gains on sales of investments and net impairment losses recognized in earnings related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company’s investments, the timing of which is unrelated to the insurance underwriting process. Loss from Early Extinguishment of Debt is driven by the company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of Kemper’s business or economic trends.

A reconciliation of Consolidated Net Operating Income to Income from Continuing Operations for the three months and year ended December 31, 2017 and 2016 is presented below.

	Three Months Ended		Year Ended
(Dollars in Millions) (Unaudited)	Dec 31, 2017	Dec 31, 2016	Dec 31, 2017	Dec 31, 2016
Consolidated Net Operating Income	$31.0	$28.8	$92.5	$12.4
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	7.4	5.9	36.7	21.5
Net Impairment Losses Recognized in Earnings	(2.5)	(5.6)	(9.3)	(21.2)
Income from Continuing Operations	$35.9	$29.1	$119.9	$12.7
Diluted Consolidated Net Operating Income Per Unrestricted Share
Diluted Consolidated Net Operating Income Per Unrestricted Share is a non-GAAP financial measure computed by dividing Consolidated Net Operating Income attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Income from Continuing Operations Per Unrestricted Share.
A reconciliation of Diluted Consolidated Net Operating Income Per Unrestricted Share to Diluted Income from Continuing Operations Per Unrestricted Share for the three months and year ended December 31, 2017 and 2016 is presented below.

	Three Months Ended		Year Ended
(Unaudited)	Dec 31, 2017	Dec 31, 2016	Dec 31, 2017	Dec 31, 2016
Diluted Consolidated Net Operating Income Per Unrestricted Share	$0.60	$0.56	$1.78	$0.25
Net Income (Loss) Per Unrestricted Share From:
Net Realized Gains on Sales of Investments	0.14	0.11	0.71	0.41
Net Impairment Losses Recognized in Earnings	(0.05)	(0.11)	(0.18)	(0.41)
Diluted Income from Continuing Operations Per Unrestricted Share	$0.69	$0.56	$2.31	$0.25
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trends in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities, in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities and Book Value Per Share at December 31, 2017 and December 31, 2016 is presented below.

(Dollars in Millions) (Unaudited)	Dec 31, 2017	Dec 31, 2016
Shareholders’ Equity Excluding Net Unrealized Gains on Fixed Maturities	$1,830.4	$1,794.6
Net Unrealized Gains on Fixed Maturities	285.2	180.6
Shareholders’ Equity	$2,115.6	$1,975.2
Underlying Combined Ratio
Underlying Combined Ratio is a non-GAAP financial measure that is computed by adding the current year non-catastrophe losses and LAE ratio with the insurance expense ratio. The most directly comparable GAAP financial measure is the combined ratio, which is computed by adding total incurred losses and LAE, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the insurance expense ratio. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the combined ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
Conference Call
Kemper will discuss its fourth quarter 2017 results in a conference call on Wednesday, February 14, at 8:30 a.m. Eastern (7:30 a.m. Central) Time. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 844.826.3041. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available online at the investor section of kemper.com.
More detailed financial information can be found in Kemper’s Investor Financial Supplement and Earnings Call Presentation for the fourth quarter of 2017, which is available at the investor section of kemper.com.
About Kemper
The Kemper family of companies is one of the nation’s leading insurers. With $8 billion in assets, Kemper is improving the world of insurance by offering personalized solutions for individuals, families and businesses. Kemper's businesses collectively:

•	Offer insurance for home, auto, life, health and valuables

•	Service six million policies

•	Are represented by more than 20,000 independent agents and brokers

•	Employ 5,550 associates dedicated to providing exceptional service

•	Are licensed to sell insurance in 50 states and the District of Columbia
Learn more about Kemper.

Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.
Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those listed in periodic reports filed by Kemper with the Securities and Exchange Commission (the “SEC”). No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
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Contacts
Investors: Todd Barton	312.661.4930 or investors@kemper.com
Media: Barbara Ciesemier	312.661.4521 or media@kemper.com